EXHIBIT 10.1

FORM OF SUBSCRIPTION AGREEMENT

Know Labs, Inc.

619 Western Avenue, Suite 610

Seattle, Washington 98104

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Know Labs, Inc., a Nevada corporation (the “Company”), and the Investor.

2. The Company is offering to sell and issue up to $1.5 million of units (the “Units”) consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price equal to $0.24 per share of Common Stock (each a “Warrant” and collectively, the “Warrants” and such offering, the “Offering”) at a per Unit purchase price of $0.24 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement). The Units being offered have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (No. 333-276246), including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”). The Investor acknowledges that the Company intends to enter into subscription agreements in substantially the same form as this Agreement, on the same terms and conditions and prices as hereunder (the “Other Investors’ Agreements”), with certain other accredited investors.

3. As of the Closing (as defined below), and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of Units (the “Subscription” and such Units, the “Investor’s Units”) as is set forth on the signature page hereto (the “Signature Page”). The Investor acknowledges that the Offering is being conducted on a best-efforts basis and there is no minimum offering amount. On the Closing Date, (as defined below), the Investor’s Units will be delivered on an expedited basis as follows: (i) the Common Stock via The Depository Trust Company’s Deposit and Withdrawal at Custodian service (“DWAC”), registered in the name of the Investor, and (ii) the Warrants, via the Company, registered in the name of the Investor. This Offering will not clear directly through an underwriter, placement agent or similar broker. Consequently, the Investor must instruct their individual broker how to settle the transaction.

4. The completion of the purchase and sale of the Units shall occur at the closing (the “Closing”) which shall occur on the Trading Day (as defined below) on which all conditions precedent to (i) the Investor’s obligation to pay the aggregate purchase price for the Investor’s Units (the “Subscription Amount”), and (ii) the Company’s obligations to deliver the Investor’s Units, in each case, have been satisfied or waived, but in no event later than December 16, 2024 (the “Closing Date”). On the Closing Date, (a) the Company shall (i) cause its transfer agent to deliver on an expedited basis via DWAC the Investor’s Common Stock underlying the Units and (ii) deliver the Warrants to the Investor, and (b) the Subscription Amount will be delivered by or on behalf of the Investor to the Company by wire transfer pursuant to the Company’s wire instructions delivered to the Investor on Company letterhead prior to the Closing Date. In the event that the Company is unable to fulfill its obligations hereunder at Closing by December 23, 2024, Investor shall have the right, but not the obligation, to terminate this Agreement and the Subscription hereunder. For purposes of this Agreement, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or trading market on which the Common Stock is then traded (the “Exchange”); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such Exchange (or if such Exchange does not designate in advance the closing time of trading on such Exchange, then during the hour ending at 4:00 p.m., New York time).

5. The Registration Statement filed by the Company with the Commission contains a prospectus (the “Base Prospectus”) and the Company will promptly file with the Commission a final prospectus supplement (collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in material conformity with the Securities Act, including Rule 424(b) thereunder. The Investor hereby consents to delivery of the Prospectus in accordance with Rule 172 under the Securities Act.

6. The obligations of the Company to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the Subscription Amount and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

7. Except as set forth in the SEC Reports (as defined below), the Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Other Investors’ Agreements and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b) The Units are duly authorized and, when issued and paid for in accordance with this Agreement and the Other Investors’ Agreements, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement in material conformity with the requirements of the Securities Act, which became effective on January 11, 2024, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and as of the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and as of the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Other than as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees and directors, the issuance of shares of Common Stock related to the conversion of dividends on the Series C and Series D Preferred Stock, and pursuant to the conversion and/or exercise of any securities convertible into, exercisable or exchangeable for, or otherwise representing the right to acquire shares of Common Stock (each, a “Common Stock Equivalent”) outstanding as of the date of the most recently filed SEC Report (as defined below). No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as otherwise disclosed in the SEC Reports (as defined below) or as a result of the purchase and sale of the Units, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any of its consolidated subsidiaries (each a “Subsidiary”) is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than to investors in this Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or the Board of Directors is required for the issuance and sale of the Units. Except as otherwise disclosed in the SEC Reports, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(d) Since the date of the latest audited financial statements included within any report or definitive proxy or information statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act (the “SEC Reports”), except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse effect, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (any such effect is called a “Material Adverse Effect”), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to United States generally accepted accounting principles or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Units contemplated by this Agreement and the Other Investors’ Agreements or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(e) The Company shall (i) by the Disclosure Time (as defined below), issue a press release disclosing the material terms of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization or exchange to which the Company or its securities are subject. For the purposes of this Agreement, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

(f) The making, execution and performance of this Agreement by the Company and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of the Company, as applicable, (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties (including federal and state securities laws and regulations and the rules and regulations of the NYSE American or other applicable Exchange) or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for any conflict, breach, violation or default which is not reasonably likely to have a Material Adverse Effect on the Company, its Subsidiaries or any property or asset of the Company or any of its Subsidiaries or the Company’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(g) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations hereunder in accordance with the terms hereof, other than (i) as may be required under the Securities Act, (ii) any necessary qualification of the Units under the securities or blue sky laws of the various jurisdictions in which the Units are being offered and (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the NYSE American. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence will be obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(h) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Units, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

8. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that (i) it has received or had full access to the Base Prospectus, as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Units.

(b) The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

(d) The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e) The Investor is a party to a confidentiality agreement with the Company, pursuant to which it will maintain the confidentiality of, and not use in any way (including not trading on the basis of) all information acquired in connection with the transactions contemplated herein prior to the public disclosure of that information by the Company.

(f) Neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that the Investor first discussed the transactions contemplated hereby with the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, will engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the Company confirms to the Investor in writing that all material nonpublic information has been publicly disclosed.

(g) The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect association with any, FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

Those matters disclosed in regulatory filings by the Investor and its affiliates
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(h) The Investor acknowledges that it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of representatives of the Company and to receive answers from such representatives concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

9. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

10. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

11. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14. This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when counterparts have been signed by each party hereto and delivered to the other party, and such counterparts may be delivered electronically.

15. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

16. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Units to such Investor.

[SIGNATURE PAGES FOLLOW]

INVESTOR SIGNATURE PAGE

Number of Units: _______

Purchase Price Per Unit: $_____

Aggregate Purchase Price: $_____

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of December __, 2024

INVESTOR

By:
Print Name:
Title:

Name in which Securities are to be registered:

Mailing Address:

Facsimile Number:

Email Address:

Taxpayer Identification Number:

Manner of Settlement of the Units: Common Stock shares (The Common Stock will be sent from the Company’s transfer agent, Equiniti Trust Company, LLC, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the shares. The Warrants will be delivered by the Company directly to you. The Units will only be released after the Company’s receipt of the funds.)

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares are maintained)	Please see the attached instructions

DTC Participant Number	__________________________

Name of Account at DTC Participant being credited with the shares	__________________________

Account Number at DTC Participant being credited with the shares	__________________________

Agreed and Accepted this __ day of December, 2024:

KNOW LABS, INC.

By:
Name:	Ronald P. Erickson
Title:	Chief Executive Officer

Sales of the Units purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.